PROSPECTUS SUPPLEMENT (To Prospectus dated November 3, 2011)	Filed pursuant to Rule 424(b)(5) Registration No. 333-177553

6,396,389 Shares INCONTACT, INC. Common Stock

•	The selling security holder identified in this prospectus is selling 6,396,389 shares of our common stock.	•	Trading symbol: NASDAQ Capital Market – SAAS

•	The last reported sale price of our common stock on May 22 2013, was $7.85 per share	•	The shares will be ready for delivery on or about May 29, 2013.

The underwriter has agreed to purchase the common stock from the selling security holder at a price of $6.80 per share, which will result in proceeds of $43,495,445.20 to the selling security holder. We will not receive any proceeds from this offering.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page S-2 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Jaffray

The date of this prospectus supplement is May 22, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock by the selling security holder, Enterprise Networks Holdings, Inc., which we refer to as the “Selling Security Holder”, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. The Selling Security Holder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

All references in this prospectus supplement and the accompanying prospectus to “inContact,” the “Company,” “we,” “us,” “our,” or similar references refer to inContact, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

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SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-2.

Our Business

inContact began in 1997 as a reseller of telecommunications services and has evolved to become a leading provider of cloud contact center software solutions. We help contact centers around the world create effective customer experiences through our powerful portfolio of cloud contact center contact routing, self-service and agent optimization software solutions. Our services and software solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth.

We began offering cloud contact center software solutions to the contact center market in 2005. Our dynamic technology platform provides our customers a solution without the costs and complexities of premise-based systems. Our proven delivery model provides compelling cost savings by removing the complexities of deploying and maintaining a premise-based solution, while providing flexibility to change with business needs.

Company Information

We are a Delaware corporation. We operated under the name UCN, Inc., from July 2004 to January 1, 2009, when we changed our name to inContact, Inc. Our principal executive offices are located at 7730 S. Union Park Avenue, Suite 500, Salt Lake City, Utah 84047, and our telephone number is (801) 320-3200. Our website address is www.incontact.com. The information contained in or that can be accessed through our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Our ability to use, expand, and protect our intellectual property without undue cost or restriction;

•	Existing and future collaborations, partnerships, and reseller relationships;

•	Government regulation of the Internet and telecom industry

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel; and

•	General economic conditions.

Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and negative versions of these and other similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. In evaluating an investment in our securities, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference, and any related free writing prospectus. You should carefully read this prospectus supplement, accompanying prospectus, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriter for this offering have not authorized anyone to provide you with different information. The common stock offered under this prospectus supplement is not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

SELLING SECURITY HOLDERS

The Selling Security Holder is Enterprise Networks Holdings, Inc., a Delaware company and wholly-owned subsidiary of Enterprise Networks Holdings, B.V., which we refer to as EN Holdings.

The original registration statement, of which this prospectus supplement forms a part, relates to the registration and resale of up to 7,188,442 shares of our common stock by the Selling Security Holder. The Selling Security Holder previously disposed of a total of 792,053 shares in a transaction with us and through market transactions.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of date of this prospectus by the Selling Security Holder, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Security Holder assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by Enterprise Networks as a percentage of the total number of shares of our common stock outstanding as of May 15, 2013.

Selling Security Holder	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After this Offering (1)	Percentage Owned After this Offering (1)
Enterprise Networks Holdings, Inc. (2)	6,396,389	6,396,389	-0-	-0-

(1)	Assumes that Enterprise Networks does not acquire beneficial ownership of any additional shares.
(2)	The Selling Security Holder is a Delaware company and wholly-owned subsidiary of Enterprise Networks Holdings, B.V. (“EN Holdings”). Stephen Juge, Christian Speth, Padraig Hayes, Joubran Awad, Veronica Fichter, Tracy Walker, and Ann Bonis are officers and directors of the Selling Security Holder and, therefore, may be deemed to hold a beneficial interest with EN Holdings in the shares held by the Selling Security Holder. Mark Stone and Steven Yager are directors of EN Holdings and, therefore, may be deemed to hold an indirect beneficial interest in the shares held by the Selling Security Holder

The Selling Security Holder is, and has been since it acquired the shares covered by this prospectus, the parent company of Siemens Enterprise Communications, Inc., which we refer to as SEN. At the time the shares were purchased in June 2011, we entered into a commercial agreement with SEN pursuant to which SEN became a reseller of our portfolio of cloud solutions. On February 13, 2013, we reached an agreement with SEN to modify the original terms of the agreement to the following:

•	Minimum commitment obligations of SEN are now as follows:

•	$4,500,000 in net software revenue for calendar year 2012 with quarterly milestones of $750,000 for Quarter 1, $1,000,000 for Quarter 2, $1,250,000 for Quarter 3 and $1,500,000 for Quarter 4;

•	$7,000,000 in net software revenue for calendar year 2013 with quarterly milestones of $1,750,000 each quarter;

•	$3,500,000 in net software revenue for the six months ended June 30, 2014, with quarterly milestones of $1,750,000 for the quarters ending March 31, 2014 and June 30, 2014; and

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$1,500,000 in net software for the month of July 2014, which may be credited up to $1,000,000 for direct sales expenditures made by Siemens to promote our services during the period of January 1, 2013 to March 31, 2014.

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SEN’s exclusive right to sell the inContact services in Europe (including Russia), Middle East, and Africa is now non-exclusive, and sales in these markets by other resellers will go toward satisfying SEN’s minimum commitment obligation.

•	SEN may make payments under the raster reseller agreement with shares of inContact common stock sold to the Selling Security Holder in June 2011.

•	The initial term of the reseller agreement was extended into 2014, and thereafter it is automatically renewed annually, subject to the right of either party to terminate with advance notice.

At February 13, 2013, the total owed to inContact on outstanding invoices was $2,730,898, and SEN made payment of that amount by arranging for transfer and delivery to inContact of 492,053 shares of common stock held by the Selling Security Holder. The Selling Security Holder now proposes to sell all of its shares of our common stock as described in this prospectus. Accordingly, future payments by SEN under the reseller agreement will be in cash. In that regard, SEN agreed to pay to inContact $3,500,000, which will be applied to minimum commitment payment obligations of SEN under the reseller agreement.

UNDERWRITING

The Selling Security Holder, Enterprise Networks Holdings, Inc., has entered into a firm commitment underwriting agreement with Piper Jaffray & Co., or Piper Jaffray. The Selling Security Holder is offering the shares of common stock described in this prospectus supplement through Piper Jaffray as the sole underwriter and manager for this offering. Subject to the terms and conditions of the underwriting agreement, the Selling Security Holder has agreed to sell to Piper Jaffray, and Piper Jaffray has agreed to purchase from the Selling Security Holder, all of the shares offered by it in this offering.

We and the Selling Security Holder have agreed to indemnify Piper Jaffray against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make in respect of those liabilities.

From time to time in the ordinary course of their respective businesses, Piper Jaffray and certain of its affiliates may have in the past, or may in the future, engage in commercial banking or investment banking transactions with, or provide financial advisory services to, us and our affiliates for which they have or will receive customary fees and commissions.

LEGAL MATTERS

In connection with this offering, Parsons Behle & Latimer, a Professional Law Corporation, Salt Lake City, Utah, is counsel to inContact. Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Francisco, California, is counsel to the Selling Security Holder. Goodwin Procter LLP, New York, New York, is counsel to Piper Jaffray as the underwriter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by the Selling Security Holder under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered by the Selling Security Holder under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We also file annual reports, quarterly reports, proxy statements, and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including inContact. General information about inContact, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.incontact.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on or available through our website is not incorporated into this prospectus supplement and the accompanying prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2013;

•	Current reports on Form 8-K filed with the SEC on February 14, 2013, March 21, 2013, May 15, 2013, May 22, 2013 and May 24, 2013; and

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The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33762) filed with the SEC on October 24, 2007, including any amendment or report filed for the purpose of updating such description.

Except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and the accompanying prospectus until the sale of all securities registered hereunder or the termination of the registration statement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement or the accompanying prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. Direct any request for copies to:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Salt Lake City, UT 84047

(801) 320-3200

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospectus

inContact, Inc.

7,188,442 SHARES OF COMMON STOCK

The prospectus relates to the offer and sale, from time to time, of up to 7,188,442 shares of the common stock of inContact, Inc., by the selling security holders listed on page 10 of this prospectus or their transferees. We will not receive any proceeds from the sale of shares by selling security holders. We are paying the expenses of registering the shares for the selling security holders.

Subject to certain restrictions the selling security holders may, from time to time, offer and sell or otherwise dispose of the shares of common stock described in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices, and may be to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling security holders will bear all discounts, concessions, commissions and similar expenses, if any, attributable to the sale of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares.

Pursuant to an agreement with inContact, the selling security holders may not sell any of the shares of common stock covered by this prospectus until December 12, 2011. In addition, until the first to occur of the date that the selling security holders hold, in the aggregate, less than 5% of the outstanding shares of common stock, inContact common stock ceases to trade on The Nasdaq Stock Market, or there is a change in control of inContact, the selling security holders may not sell shares covered by this prospectus without inContact’s approval, except for:

•	sales that meet the volume and manner of sale requirements of Rule 144 adopted under the Securities Act of 1933;

•	sales in a privately negotiated block trade transaction executed through a broker; or

•	sales made pursuant to an underwritten distribution of the shares.

See the “Plan of Distribution” section in this prospectus for more information about how the selling security holders may sell or dispose of their shares of common stock.

Our common stock is listed on The NASDAQ Stock Market under the symbol “SAAS.” On October 25, 2011, the last reported sale price of our common stock was $4.03 per share.

Our principal executive offices are located at 7730 South Union Park Avenue, Suite 500, Midvale, UT 84047.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2011.

SUMMARY

Overview

What We Do

inContact, Inc. (“inContact,” “we,” “us,” “our,” or the “Company”) began in 1997 as a reseller of telecommunications services and has evolved to become a leading provider of cloud-based contact center solutions. “Cloud-based” is a term used to refer to on-demand computing, data storage and delivery of technology services through the Internet (“cloud”), which includes software-as-a-service (“SaaS”). inContact helps call centers in North America, Europe and the Philippines create effective customer experiences through its powerful portfolio of cloud-based call center call routing, self service and agent optimization solutions. The Company’s services and solutions enable call centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. In 2005 we began offering cloud-based call center solutions to the call center market. Our dynamic technology platform provides our customers a solution without the costs and complexities of premise-based systems. Our proven delivery model provides compelling cost savings by removing the complexities of deploying and maintaining a premise-based solution, while providing flexibility to change with business needs. The inContact portfolio includes automatic call distribution (“ACD”) with skills-based routing, interactive voice response (“IVR”) with speech recognition, computer telephony integration (“CTI”) capabilities, reporting and analytics, workforce optimization, e-learning, call center agent hiring and customer feedback measurement tools. The inContact solution creates a comprehensive integrated solution for call centers, including those with distributed workforces – either at-home or multi-site.

We operated under the name UCN, Inc. from July 2004 to January 1, 2009, when we changed our name to inContact, Inc. In the fourth quarter of 2003, we entered into agreements with MyACD, Inc., a private Utah corporation, that allowed us to use and evaluate the call routing and functions of MyACD software that operated on and through the voice over internet protocol (“VOIP”) software and systems we acquired in 2002. After working with the MyACD software for over a year, we determined to focus on developing and delivering software-based switching and management solutions for call centers. To that end we exercised an option to purchase MyACD and completed the acquisition of MyACD as a subsidiary in January 2005. Since then we have continued to innovate our portfolio and expanded it to obtain the comprehensive cloud-based solution we now offer.

The Evolution of the Contact Center Industry

Most major businesses use contact centers to interact with their customers. Most interactions today are voice, but interactions by e-mail, chat, text and other online media are slowly becoming more common. The total number of contact center agents in North America is approximately 6.6 million and over 13.5 million worldwide. Contact center technologies have existed for approximately 30 years and the global market for contact center solutions is more than $8 billion.

During that time, contact centers have purchased call control software and equipment for on-site installation, commonly referred to as “premise-based” equipment. Typically, contact center operations find they have to deal with multiple vendors and engage expensive systems integration expertise, especially when trying to operate multiple locations.

Over the past ten years, significant focus has been placed on managing, improving and optimizing contact centers and employee (referred to as “agent”) performance and quality. A number of management solutions known as Workforce Optimization (“WFO”) technologies have been developed to address this demand.

Contact centers are constantly under pressure to balance expense with quality or produce a better user interaction experience for a lower price. Businesses look at their cost per user contact and consider policies, processes, or technologies that optimize user interactions. They look for ways to reduce the number of interactions or consider options such as automating interactions or moving their interactions to less expensive overseas agents. Approximately 75% of a contact center’s expense goes to employing agents. However, deploying WFO technologies can significantly reduce call center agent costs, according to analyst reports.

A recent industry trend is home-shoring, which utilizes at-home agents. This strategy is more expensive than outsourcing offshore, but less expensive than using facility-based agents and many contact centers believe it improves quality. However, many contact centers are delaying at-home initiatives over concerns of up-front expenses involved to purchase and deploy technologies in support of the project, concerns over security, or concerns over the quality and productivity of the at-home agents. The inContact suite empowers businesses to address these concerns.

In addition, the rise of self service applications in the contact center, combined with the growing use of multi-channel communications via email, chat, web and social media has given customers more power and necessitates that companies provide service as a key differentiator. inContact’s portfolio is designed to address the multi-channel contact center and these major trends create a favorable buying climate for the Company’s solutions.

The Power of the Cloud Model

In its August 2010 report, the investment banking and asset management firm of Needham & Company stated, “SaaS is currently the highest profile and most important trend in software. It is a clear game changer, ultimately providing a compelling business case for customers.” SaaS enables subscribers to access a wide variety of application services that are developed specifically for delivery over the Internet on an as-needed basis. Purchasing cloud-based applications offers advantages to businesses over traditional software licensing and delivery models, including the following:

•	Operational expense rather than a capital expense;

•	Overlay existing infrastructure without additional investment;

•	Low up-front expenditure reduces risk and is especially appealing in a tougher economic climate;

•	Remove complexity of day-to-day management;

•	Ability to use at-home workers because the software is delivered over the Internet and can be accessed from any location;

•	Continued access to state-of-the-art technology and avoidance of technology lock-in with no need to install and manage third-party hardware and software in-house

•	Ability to scale as business needs change; and

•	Instant built-in scalability, redundancy, security, hosting and IT expertise.

This type of lower cost subscription service is particularly attractive for start-up companies and medium-sized businesses. However, the model also is becoming increasingly appealing to larger organizations as they seek to reduce significant hardware and software expenses, while maintaining or improving call center functionality and capacity. The demand for SaaS solutions is growing. Gartner predicts that by 2013, at least 75% of customer service centers will use some form of SaaS application as part of the hosted contact center solution, and by 2014, as more applications are built in a cloud-based model, SaaS will emerge as a critical selection factor at all levels of the customer service contact center. 1 Additionally, DMG Consulting2 forecasts that the SaaS contact center market will increase by 20% in 2012. 2 .

For companies selling software application services under the cloud-based model, such as inContact, sales generally result in lower initial revenues than traditional software licensing and delivery models. However, because customers generally subscribe to this kind of product for a period of time, future revenues are more predictable than traditional software sales models where license revenue may be recognized in the quarter when signed. As a result of our use of the cloud model, we depend on monthly recurring revenues from our customers, which provides us with a much more predictable and stable revenue stream than if we sold our inContact suite as a premise-based product.

Products and Services

The inContact Suite

The inContact suite is a complete multi-tenant, call center solution delivered on a complete time division multiplexing (“TDM”) and VoIP telecommunications network. The inContact suite helps our customers reduce costs and improve the quality of every user interaction. The network allows the solution to be well suited for any business and is especially adept at handling at-home agents. Our inContact solution is delivered as a suite of on-demand contact-handling applications, which allows our customers to choose a single vendor for delivering comprehensive contact center functionality without significant up front expense, maintenance costs, or sacrificing the features demanded to accomplish their goals.

Our inContact solution is delivered as a suite of specialized contact center functionality working together for our customers:

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inContact ACD™: The goal of an Automatic Call Distributor is to get callers to the right agent as quickly as possible. inContact provides advanced contact handling and routing functionality along with the management services required for our customers to monitor and manage the process. The inContact ACD includes skills-based routing, universal contact queues, automatic call back, and inbound/outbound call blending. Dynamic connections with the database enhance the call routing even further by leveraging real-time data for routing decisions to improve the caller experience. ACD is also capable of aggregating multiple call center sites into a single entity for improved management and reporting of large, complex contact center operations.

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inContact CTI™: Computer Telephony Integration leverages the customer database to deliver a caller experience based on data relevant to the caller. inContact CTI integrates with customer data servers to provide agents with pre-populated customer data that reduce contact handling times. The inContact CTI can also link Interactive Voice Response applications with transaction databases, enabling caller self-service and reducing the need for agents where appropriate.

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inContact IVR™: inContact Interactive Voice Response is a mature IVR that delivers a typical initial caller experience. IVR is the key to good self-service and assists the caller to get to the appropriate live-agent service. inContact IVR is unique because of the robust drag-and-drop utility that is used to create specialized call flows that are unique to each customer. Customers can retain control and develop the call flows for themselves or engage our professional services team to create a tailor made solution to create unique workflows.

[1]	Gartner, Optimize Cloud Computing in Customer Service Organizations, Michael Maoz, October 12, 2011.

[2]	DMG Consulting, Hosted Contact Center Infrastructure Market Report 2010-2011, December 2010.

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inContact Integrations: inContact was designed from the ground up to be open and integrate with various hardware and software solutions already in place at our customers’ sites. inContact can overlay an existing private branch exchange (“PBX”), while communicating hand-in-hand with the customer relationship management (“CRM”) solutions used by our customers.

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inContact ECHO®: inContact ECHO gathers the opinion of the user and presents the analysis of the feedback directly to supervisors and agents to identify gaps in service and processes. Most companies try to gather user feedback, but many find it difficult to translate user opinion into meaningful data that promotes better service delivery. inContact ECHO is an essential component of the suite to close the loop between offering service and evaluating the results of the service for continuous improvement.

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inContact Hiring™: inContact Hiring helps reduce employee attrition by assessing contact center candidates for skills, personality traits, and cognitive abilities essential to the job. Screening these candidates with inContact Hiring improves the interview-to-offer ratio and decreases terminations and attrition.

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inContact Workforce Management™: inContact Workforce Management (“WFM”) helps our customers forecast demand, workforce scheduling, analyze and optimize staffing and report real-time adherence in their contact centers. inContact WFM includes analysis to predict service levels, abandon rates and queue times as well as a break/lunch optimization wizard to improve staffing efficiency. In addition, agents can review their schedule, set up schedule preferences, request time off, and swap shifts with other agents on their own.

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inContact Quality Monitoring™: inContact’s Quality Management Software provides insights into agent performance and customer satisfaction. It works by scoring agent performance against objectives that a customer can define and monitor. The Quality Management scorecard then provides specific details about each agent’s performance that can be used to guide training and coaching programs.

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InContact Screen Recording™: inContact Screen Recording provides compliance level screen recording functionality for all voice channel interactions. It captures and stores recordings for quick playback to meet legal and regulatory requirements. The inContact ACD communicates directly with the screen recording gateway server located on the customer premise to initiate the start and stop of screen recording activity of the agent desktop.

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inContact eLearning™: inContact eLearning provides targeted, prioritized training, communications and testing directly to the agent’s desktop during dips in call volumes with RightTime™ technology. Our customers experience reduced call escalations and minimized cost per call with better trained agents.

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inContact Network Connectivity: inContact runs a national carrier-class telecommunications network providing both TDM and VoIP connectivity as well as toll-free and local-number services. All incoming calls are handled on the inContact network that was designed from the ground up to support a broad range of software applications. Outgoing calls are routed through a portfolio of partners specially selected for call-quality as well as low-cost services to benefit our customers.

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Professional Services: We offer professional support services from contact center experts who help customers establish, set up and optimize their contact centers for user satisfaction and revenue optimization. Our contact center experts assist customers in customizing detailed call routing and call distribution mapping to ensure calls are routed in the most effective and efficient manner possible using the inContact suite of services to their maximum potential needed by each unique contact center.

The inContact suite includes features that were available previously only by purchasing and integrating expensive, premise-based equipment that is difficult to manage and maintain and that requires a substantial installation investment. These systems are also difficult to scale and manage for multi-site contact centers or contact centers with home-based agents. This large investment is difficult to justify for small and less sophisticated contact centers. Our inContact suite provides a solution to the problems faced by contact centers of all sizes and meets the needs of even the most complicated and advanced contact centers.

Telecom Products and Services

Our telecommunications network is the backbone of the inContact suite as our customers’ long distance services are managed through our inContact suite and calls are routed across our network. Prior to 2005, we focused on selling traditional telecommunications long distance and related services. Long distance and related services still remains the majority of our revenue. If we are successful in our marketing and development strategy, long distance services will continue to diminish in importance; long distance, however, will continue to be a service included in our inContact suite because the long distance services facilitate delivery of the inContact suite.

As a domestic and international long distance reseller and aggregator, we contract with a number of third party long distance service providers for the right to resell telecommunication services to our customers. Our primary providers are Qwest, Verizon, and Global Crossing. The variety of traditional telecommunication services we offer enables our customers to: (1) buy most of the telecommunications services they need from one source, (2) combine those services into a customized package including our all-in-one, contact center solution, (3) receive one bill for those services, (4) call us at a single point of contact if service problems or billing issues arise, and (5) depend on our professional team of employees to manage their network and contact center solution, end-to-end, so our customers can focus on their business operations.

The contracts with our third party long distance service providers are standard and customary in the industry and designate inContact as the point of contact for all customer service calls. These agreements stand for one to three years and are generally renewable at the end of each contract term, when rates are often renegotiated on the basis of prevailing rates in the industry.

We also acquire, from our third party long distance service providers, dedicated long distance service, toll-free 800/888/877/866 services, dedicated data transmission service and calling cards. These services and fees are billed to us as stated in our contracts with our providers and are payable on the same terms as switched long distance service.

We maintain a call center in Midvale, Utah for receiving customer service and billing inquiries. Our customer service personnel are available during extended business hours and also provide emergency service 24 hours a day, seven days a week. We place a high priority on customer service since we believe it is a primary factor in acquiring and retaining customers.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein. For more information, see “Where You Can Find More Information.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we believe may affect our company at the time such statements are made.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” of inContact within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include statements relating to:

•	The highly competitive and evolving nature of the industry in which we compete;

•	Rapid technological changes;

•	Failure by us to implement our strategies;

•	Our ability to keep pace with changing customer needs;

•	Our ability to use, expand, and protect our intellectual property without undue cost or restriction;

•	Financial difficulties experienced by any of our top customers;

•	Existing and future collaborations and partnerships;

•	Our debt and debt service requirements that restrict our operating and financial flexibility, and impose interest and financing costs;

•	Our ability to attract and retain key personnel; and

•	General economic conditions.

Words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can” and negative versions of these and other similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements. In evaluating an investment in our securities, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents, including our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q or any current reports on Form 8-K we file after the date of this prospectus that are incorporated by reference into this prospectus, as well as any amendments to any of the foregoing reflected in subsequent filings with the SEC. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by the Selling Security Holders.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following summary description of our capital stock is based on the applicable provisions of the General Corporation Law of the State of Delaware, or DGCL, and on the provisions of our certificate of incorporation, as amended and our bylaws, as amended, and is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation, and our bylaws. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Authorized and Outstanding Capital Stock

Under our certificate of incorporation, as amended, our authorized capital stock consists of 100 million shares of common stock, par value $0.0001 per share and 15 million shares of preferred stock, par value $0.0001 per share. As of September 30, 2011, there were 43,430,654 shares of common stock outstanding, 6,009,420 shares of common stock reserved for issuance upon exercise of outstanding stock options and warrants to purchase common stock, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to the stockholders for a vote. There are no cumulative voting rights in the election of directors. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled to any dividend declared by the board of directors out of funds legally available for this purpose. After the payment of liquidation preferences to holders of any outstanding preferred stock, holders of our common stock are entitled to receive, on a pro rata basis, all of our remaining assets available for distribution to the stockholders in the event of our liquidation, dissolution, or winding up. Holders of our common stock do not have any preemptive right to subscribe or purchase additional shares of any class of our capital stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The transfer agent for the common stock is Interwest Transfer Co., Inc., Salt Lake City, Utah.

Preferred Stock

Our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix for each series voting rights, if any, designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our board of directors. Prior to the issuance of shares of each series, our board of directors is required by the DGCL and our certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

The availability of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging takeover proposals, and the issuance of preferred stock could have the effect of delaying or preventing a change in control of inContact not approved by the board of directors.

Provisions and Procedures that May Hinder Takeover

Provisions in our bylaws and Delaware law may have the effect of hindering or delaying a takeover that management opposes. We believe these provisions to be beneficial to inContact and its stockholders because they promote stability in management and continuity in the business objectives we seek to achieve. These provisions could, however, discourage attempts to acquire our company without the support of management, even if a proposed acquisition is favored by stockholders, and could result in stockholders losing an opportunity to receive payment of a premium over market price for our common stock they hold.

Under our bylaws special meetings of the stockholders may be called only by the chairman of the board, president, or a majority of the board of directors. Consequently, stockholders cannot call a special meeting to consider changes in our board of directors or provisions of our bylaws to facilitate a change in control or acquisition.

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

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the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

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upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors or officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Our bylaws now provide that our board will have one class of directors serving concurrent, one-year terms. Subject to the rights of the holders of any outstanding series of our preferred stock, our bylaws authorizes only our board of directors to fill vacancies, including newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new directorships with his, her or its own nominees.

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date of our annual meeting. Our bylaws, as amended, also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, employee benefit plans and “poison pill” rights plans. This could result in our management being able to issue more shares without further stockholder approval and could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SELLING SECURITY HOLDERS

Beneficial Ownership

The registration statement, of which this prospectus forms a part, relates to the registration and possible resale of up to 7,188,442 shares of our common stock by Enterprise Networks Holdings, Inc. (“Enterprise Networks”), a Delaware company and wholly-owned subsidiary of Enterprise Networks Holdings, B.V. (“EN Holdings”).

The following table sets forth information with respect to the beneficial ownership of our common stock held as of October 25, 2011 by Enterprise Networks, the number of shares being offered hereby and information with respect to shares to be beneficially owned by Enterprise Networks assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by Enterprise Networks as a percentage of the total number of shares of our common stock outstanding as of October 25, 2011.

Selling Security Holder	Number of Shares Owned	Number of Shares Offered	Number of Shares Owned After (1)	Percentage Owned After (1)
Enterprise Networks Holdings, Inc. (2)	7,188,442	7,188,442	-0-	-0-

(1)	Assumes that Enterprise Networks disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean Enterprise Networks will sell all or any portion of the shares covered by this prospectus.

(2)	Stephen Juge, Henning Rehder, Christian Speth, Thomas Loureiro, Veronica Fichter, Tracy Walker, and Ann Bonis are officers and directors of Enterprise Networks and, therefore, may be deemed to hold a beneficial interest with EN Holdings in the shares held by Enterprise Networks. Mark Stone, Steven Yager and Saad Hammad are directors of EN Holdings and, therefore, may be deemed to hold an indirect beneficial interest in the shares held by Enterprise Networks.

On June 14, 2011, inContact sold to Enterprise Networks 7,188,442 common shares of inContact at $3.32 per share for cash in the amount of approximately $23.9 million. On the same day inContact entered into a Commercial Agreement with Siemens Enterprise Communications, Inc. (“Siemens”), whereby Siemens became a world-wide distributor/reseller of inContact’s portfolio of hosted solutions. Enterprise Networks is the parent company of Siemens.

At the time of the investment by Enterprise Networks, the parties entered into an investor rights agreement. Under that agreement:

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Enterprise Networks and its subsidiaries are prohibited for one year from acquiring more than 19.9% of the outstanding common stock of inContact, participating in any solicitation of proxies or vote in opposition to the recommendations of the board of directors, or make a tender offer for inContact;

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Enterprise Networks has the right as long as it owns 50% of the common shares acquired from inContact to participate in future financings based on Enterprise Networks’ percentage stock ownership in inContact;

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Enterprise Networks is prohibited from selling any of the shares acquired for a term of 180 days, and is further prohibited, for so long as it owns 5% or more of inContact outstanding common stock from effecting any sales of the shares acquired except in compliance with certain restrictions regarding manner of sale and number of shares sold;

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Enterprise Networks has the right as long as it owns 50% of the common shares acquired or 10% of the voting power of outstanding common shares to nominate for election to the board two persons, one of whom must satisfy any requirements imposed by Nasdaq listing standards with respect to independent directors, and furthermore, has the right as long as it owns 5% of the voting power of outstanding common shares to nominate for election to the board one person;

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Until the earlier of the termination of the Commercial Agreement with Siemens of December 31, 2013 (Or December 31, 2014 if the Commercial Agreement is extended), if any third person makes an offer or proposal to acquire inContact, Enterprise Networks has the right to receive notice of offer is made and a copy of the agreement for the acquisition (and each subsequent agreement that changes price or material terms) before inContact enters into the agreement, and Enterprise Networks has a period of six business days in which to make a better offer and, if the offer from Enterprise Networks is rejected as not better, an additional three business days to submit a topping offer; and

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If inContact terminates the Commercial Agreement with Siemens for cause, Enterprise Networks loses the right to participate in future financings of inContact, nominate anyone to the board of directors, or match any offer in the future to acquire inContact.

With respect to the right to representation on the board described above, Hamid Akhavan, the Chief Executive Officer of Siemens, was elected a director by the board of directors pursuant to the nomination of Enterprise Networks. A second director candidate has not yet been proposed by Enterprise Networks.

At the time of the investment by Enterprise Networks the parties entered into a registration rights agreement. Under that agreement Enterprise Networks has the right to demand on two occasions in any 12-month period that inContact file a registration statement under the Securities Act of 1933 to permit resale of not less than $1,000,000 market value of common shares held by Enterprise Networks. Further, Enterprise Networks has the right to include its common shares in registration statements filed by

inContact for sale of its shares or the shares of selling security holders, subject to customary underwriter cutback provisions, except Enterprise Networks cannot be cutback to less than $20 million of the offering amount or 25% of the aggregate offering amount, whichever is less. The foregoing registration rights are subject to the limitations and restrictions on sale and transfer set forth in the investor rights agreement.

As noted above, Siemens is a subsidiary of Enterprise Networks. Under the Commercial Agreement with Siemens, it became a world-wide distributor/reseller of inContact’s portfolio of hosted solutions. Siemens was granted a non-exclusive right to resell inContact’s hosted services and other services globally with an exclusive right to sell the inContact services in Europe (including Russia), Middle East, and Africa (“EMEA”). The initial term of the agreement is between June 14, 2011 and December 13, 2013. Siemens agreed to the following minimum purchase commitments during the term of the Agreement:

•	$5,000,000 in net software revenue for calendar year 2012 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4; and

•	$10,000,000 in net software revenue for calendar year 2013 with quarterly milestones of 15% for Quarter 1, 20% for Quarter 2, 25% for Quarter 3 and 40% for Quarter 4.

If Siemens produces $4,000,000 in net software revenue for the fourth quarter of 2013, the Agreement can be extended at Siemen’s option for calendar year 2014 with a minimum purchase commitment of $4,000,000 per quarter for a total commitment of $16,000,000 for 2014.

inContact agreed that the reseller pricing for its hosted services to Siemens in the United States and EMEA would not be greater than pricing to other resellers in the same regions. The same obligation applies to reseller pricing in other regions on a region by region basis, so that a lower reseller pricing regime in a region outside of the United States and EMEA will not affect pricing in the United States and EMEA.

Siemens has the right to brand or co-brand the portfolio of hosted solutions with Siemens’ tradename or service mark. The relationship will begin with a co-branding solution and inContact agrees to pursue a full branding solution per a mutually agreeable timeline.

inContact agrees to provide sales and marketing material, to fund and manage the platform for the portfolio of hosted solutions in Europe, manage all operational functions of delivering the solutions and to support Siemens’ customer and internal support training programs.

PLAN OF DISTRIBUTION

General

We are registering 7,188,442 shares of our common stock for possible sale by the selling security holders. Unless the context otherwise requires, as used in this prospectus, “selling security holders” includes the selling security holders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling security holders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

Subject to the restrictions described below, the selling security holders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on The NASDAQ Stock Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling security holders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling security holders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Stock Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling security holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling security holders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling security holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling security holders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will bear the expenses of the offering of shares, except that the selling security holders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling security holders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling security holder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling security holders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling security holders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling security holders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Restrictions

Pursuant to the investor rights agreement between inContact and Enterprise Networks, the selling security holders may not sell any of the shares of common stock covered by this prospectus until December 12, 2011. In addition, until the first to occur of the date that the selling security holders hold, in the aggregate, less than 5% of the outstanding shares of common stock, inContact common stock ceases to trade on The Nasdaq Stock Market, or there is a change in control of inContact, the selling security holders may not sell shares covered by this prospectus without inContact’s approval, except for:

•	sales that meet the volume and manner of sale requirements of Rule 144 adopted under the Securities Act of 1933;

•	sales in a privately negotiated block trade transaction executed through a broker; or

•	sales made pursuant to an underwritten distribution of the shares.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for inContact by Parsons Behle & Latimer, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from inContact’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of inContact’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investor Relation Home section of our website, www.incontact.com. The information provided on our website is not part of this prospectus, and therefore is not incorporated by reference.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-33762) which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the SEC August 5, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the SEC May 6, 2011;

•	Current report on Form 8-K filed with the SEC August 9, 2011;

•	Current report on Form 8-K filed with the SEC June 30, 2011;

•	Current report on Form 8-K filed with the SEC June 17, 2011;

•	Current report on Form 8-K filed with the SEC June 15, 2011;

•	Current report on Form 8-K filed with the SEC January 24, 2011; and

•	The description of our common stock contained in Form 8-A filed on October 24, 2007, and any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document or other report that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed and except as described above, Current Reports on Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. If you would like to request documents from us, please send a request in writing or by telephone to us at the following address:

inContact, Inc.

Attn: Corporate Secretary

7730 S. Union Park Avenue, Suite 500

Midvale, UT 84047

(801) 320-3300

Information on Our Website

Information on any inContact website, any subsection, page, or other subdivision of any inContact website, or any website linked to by content on any inContact website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.